UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2004

Broder Bros., Co.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Hunting Park Avenue, Philadelphia, PA 19124

(Address of Principal Executive Offices, including Zip Code)

(215) 291-6140

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2004, Broder Bros., Co. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with an initial purchaser regarding the private placement of $50 million aggregate principal amount of its 11 1/4% Senior Notes due 2010 (the “Notes”) to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The Notes were issued at 103% of aggregate principal amount. On November 23, 2004, the Company issued the Notes and received net proceeds of approximately $49 million, after deducting the discount to the initial purchaser and estimated fees and expenses related to the offering. The Company used such net proceeds to repay a portion of the outstanding borrowings under its revolving credit facility.

The Notes are general unsecured senior obligations of the Company and are guaranteed by the Company’s two domestic subsidiaries. Interest is payable on April 15 and October 15 of each year beginning April 15, 2005 until the maturity date of October 15, 2010. The Company may redeem up to 35% of the Notes before October 15, 2006, using the proceeds of certain equity offerings. The Company is required to repurchase the Notes if it sells all or substantially all of its assets or experiences specific kinds of changes in control.

The Notes are additional debt securities issued under an indenture dated September 22, 2003 (the “Indenture”), between the Company, the Guarantors named therein and Wachovia Bank, National Association, as Trustee, under which the Company previously issued $175 million aggregate principal amount of 11 1/4% Senior Notes due 2010 (the “Initial Notes”). The terms of the Indenture, among other things, limit the Company’s ability to (i) incur additional debt, (ii) issue redeemable stock and preferred stock, (iii) repurchase capital stock, (iv) make other restricted payments including, without limitation, paying dividends and making investments, (v) create liens, (vi) redeem debt that is junior in right of payment to the Initial Notes and Notes, (vii) sell or otherwise dispose of assets, including capital stock of subsidiaries, (viii) enter into agreements that restrict dividends from subsidiaries, (ix) enter into mergers or consolidations, (x) enter into transactions with affiliates, (xi) guarantee indebtedness, (xii) enter into sale and leaseback transactions and (xiii) enter into new lines of business. These covenants are subject to a number of exceptions. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods): nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Initial Notes and Notes may declare all of the Initial Notes and Notes to be due and payable immediately.

The offering and sale of the Notes were not registered under the Securities Act of 1933, as amended, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Notes, the Company, the guarantors and the initial purchaser entered into a registration rights agreement dated as of November 23, 2004 (the “Registration Rights Agreement”) for the benefit of the holders of the Notes obligating the Company to file a registration statement with the SEC so that holders of the Notes may exchange their Notes for registered notes having substantially the same terms as the Notes. The Company will use its reasonable best efforts to cause the exchange to be completed within 240 days after the issuance of the Notes. Holders of the Notes will be entitled to the payment of additional interest if the Company does not comply with these obligations within specified time periods. The terms of the Registration Rights Agreement are substantially the same as the terms of a registration rights agreement entered into by the Company in September 2003 in connection with the issuance of the Initial Notes, except with respect to filing deadlines relating to the exchange offer.

The Purchase Agreement, Indenture and Registration Rights Agreement are incorporated by reference or filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Purchase Agreement, Indenture and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference.

Item 8.01 Other Events.

On November 24, 2004, the Company issued a press release announcing the closing of the private offering of the Notes. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

1.1	Purchase Agreement, dated as of November 18, 2004, by and among the Company, the Guarantors named therein and UBS Securities LLC, as Initial Purchaser (filed herewith).

4.1	Indenture, dated as of September 22, 2003, among the Company, the Guarantors, and Wachovia Bank, National Association, as Trustee (incorporated by reference to the Company’s Registration Statement on Form S-4 (Registration No. 333-110029)).

4.2	Registration Rights Agreement, dated as of November 23, 2004, by and among the Company, the Guarantors named therein and the Initial Purchaser (filed herewith).

99.1	Press release, dated as of November 24, 2004, relating to the private offering of the Notes (filed herewith).

2

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 24, 2004.

BRODER BROS., CO.

/s/ DAVID J. HOLLISTER
Date: November 24, 2004	By:	David J. Hollister
	Its:	Chief Financial Officer and Secretary

3

EXHIBIT INDEX

1.1	Purchase Agreement, dated as of November 18, 2004, by and among the Company, the Guarantors named therein and UBS Securities LLC, as Initial Purchaser (filed herewith).

4.1	Indenture, dated as of September 22, 2003, among the Company, the Guarantors, and Wachovia Bank, National Association, as Trustee (incorporated by reference to the Company’s Registration Statement on Form S-4 (Registration No. 333-110029)).

4.2	Registration Rights Agreement, dated as of November 23, 2004, by and among the Company, the Guarantors named therein and the Initial Purchaser (filed herewith).

99.1	Press release, dated as of November 24, 2004, relating to the private offering of Senior Notes (filed herewith).

4